CALPIAN, INC.

NOTE AND WARRANT SUBSCRIPTION AGREEMENT

This NOTE AND WARRANT PURCHASE AGREEMENT (“Agreement”) made as of the 30th day of November, 2015 by and between the undersigned subscriber (the “Subscriber”) and CALPIAN, INC., a Texas corporation (the “Corporation”), having its principal office at 500 N. Akard Street, Suite 2850, Dallas, Texas 75201.

WHEREAS, the Corporation is issuing up to $6,500,000.00 of its Secured Promissory Notes in a private placement offering (the “Notes Offering”) pursuant to the terms set forth in the form of the Secured Promissory Note attached hereto as Exhibit A (the “Note”), the form of Loan and Security Agreement attached hereto as Exhibit B (the “L&S Agreement”), the Warrant attached hereto as Exhibit C (the “Warrant”), the Escrow Agreement attached hereto as Exhibit D (the “Escrow Agreement”), and this Agreement (the Promissory Note, the L&S Agreement, the Warrant, the Escrow Agreement, and this Agreement, collectively the “Loan Documents”);

WHEREAS, as an additional consideration for the making of the loans evidenced and secured by the Loan Documents and to enter into this Agreement, the Corporation is offering the Subscriber a Warrant to purchase Three Hundred Thousand (300,000) shares of the Corporation’s Common Stock (“Common Stock”) for every One Million Dollars ($1,000,000.00) of the principal amount invested by the Subscriber under the Loan Documents, exercisable at a price of One-One-Hundredth of a Dollar ($0.01) per share, pursuant to the terms and conditions of the Warrant;

WHEREAS, the Subscriber is familiar with the Corporation and its operations and desires to enter into this Agreement and the Loan Documents.

NOW, THEREFORE, for and in consideration of the premises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Purchase and Sale.

(a)    Purchase and Sale of Notes. Subject to the terms and conditions of this Agreement, the Subscriber hereby subscribes to make the loan for the dollar amount of Notes set forth on the Subscriber Signature Page to this Agreement at the face amount of the Notes.

(b)    Acknowledgment of Corporation’s Filing Status. Subscriber understands and acknowledges that the Corporation’s Form 10-K for the fiscal year ended March 31, 2015 was due to the SEC on June 29, 2015, but not filed, and the Corporation’s Form 10-Q for the quarterly period ended June 30, 2015 was due to the SEC on August 14, 2015, but not filed. As a result, there is limited information available about the Corporation’s financial results of operations, or otherwise, for periods subsequent to filing, and periods presented in, its Form 10-Q for the period ended December 31, 2014. Subscriber agrees to make the loan evidenced by the Promissory Notes, and purchase Warrants and Common Stock into which the Warrants are exercisable (collectively, the “Securities”) without the information that would normally be available to investors if the Corporation filed the reports described above.

Furthermore, the Corporation is in the process of evaluating its financial statement presentation of its “Revenues” figures, that relate specifically to revenues generated in its Money-On-Mobile business segment, to determine if any adjustment is required to previously reported financial statements and other line items in its historical financial statements. Currently, the Corporation reports certain Money-On-Mobile transactions as “Revenues” and “Cost of revenues” on a “Gross-basis” to determine “Gross profit.” For example, in the Form 10-Q for the period ended December 31, 2014, the Corporation reported “Revenues” generated in Money-On-Mobile transactions of $57,732,749.00 and providing a separate “Cost of revenues” line item of $57,148,906, which was the basis for presenting an aggregate “Gross profit” for all business segments equal to $2,133,536.00 (which is comprised of the $583,843.00 “Gross profit” for the Money-On-Mobile business segment) for the three months ended December 31, 2014. The Corporation is determining whether presenting certain Money-On-Mobile “Revenues” on a “Gross-basis” or “Net-basis.” A change to a “Net-basis” would reduce the aggregate total revenues generated in Money-On-Mobile transactions by a substantial portion of the costs previously reported as a “Cost of revenue” line item. The potential effect of this presentation change of “Revenues” may be a substantial reduction in “Revenues” and a corresponding reduction in “Cost of revenues,” but requiring no adjustments to “Gross profit.” Also, any “Gross” to “Net” Revenue presentation change will have no impact on Operating Income, Net Income, and Balance Sheet or Cash Flow statement. Subscriber agrees to purchase the Securities with knowledge of the potential adjustments described above or other adjustments that may come to the Corporation’s attention in preparing to file its delinquent reports.

After reviewing and understanding all information provided in this section, or otherwise, the Subscriber acknowledges the risks associated with the matters described in this section and, nevertheless, agrees to purchase the Securities.

(c)    Acceptance. By signing this Agreement and delivering a copy of this Agreement to the Subscriber, the Corporation hereby accepts the subscription of the Subscriber.

(d)    Subscription Irrevocable. The subscription of the Subscriber is irrevocable.

(e)    Closing and Delivery. The closing of the transactions covered by this Agreement (the “Closing”) shall take place at the offices of the Escrow Agent, as defined in the Escrow Agreement, on November 26, 2015, or at such other date as designated by the Corporation, or this Agreement shall be null and void and all funds shall be returned.

(1)    Prior to the Closing, the Subscriber shall deliver to the Escrow Agent by wire transfer, as set forth in the Escrow Agreement, in U.S. funds in an amount equal to the face amount of the Promissory Note for the loan which the Subscriber intends to make;

(2)    At the Closing, the Corporation will deliver to each Subscriber one or more fully executed Promissory Notes in the aggregate face amount loaned by such Subscriber;

(3)    At the Closing, the Corporation will deliver to each Subscriber one or more fully executed Warrants to purchase Three Hundred Thousand (300,000) shares of Common Stock for every One Million Dollars ($1,000,000.00) of principal amount of the Promissory Note issued in favor of such Subscriber;

(4)    At the Closing, the Corporation will deliver to each Subscriber a copy of fully-executed Subordination Agreements; and

(5)    At the Closing, the parties will exchange completed and fully executed copies of the Promissory Note, the L&S Agreement and this Agreement.

2.    Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to the Subscriber that:

(a)    Incorporation. The Corporation is a corporation duly organized and validly existing and in good standing under the laws of the State of Texas.

(b)    Authorization. All corporate action on the part of the Corporation, its officers and directors necessary for the authorization, execution, delivery and performance of all obligations of the Corporation under this Agreement and for the authorization, issuance and delivery of the Promissory Notes being made and Warrants being sold hereunder has been or will be taken prior to acceptance of this Agreement, and this Agreement, when executed and delivered to the Subscriber shall constitute a binding and enforceable obligation of the Corporation.

(c)    Validity of Securities. The Promissory Notes when made and Warrants to be purchased and sold under to this Agreement, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued.

3.    Representations and Warranties by the Subscriber. The Subscriber represents and warrants, to the Corporation as follows:

(a)    The Subscriber is making the loan for the Subscriber’s own account as principal, for investment and not with a view to or intent of resale or distribution of all or any part of the loan or the Warrants or Common Stock underlying the Warrants, except in accordance with and as provided for in this Agreement.

(b)    Subscriber states:

(i)    the Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the risks and merits of investment in the Securities and making the loan; and

(ii)    the Subscriber is able to bear the economic risk of the investment (i.e., at the time of investment the Subscriber could afford a complete loss without hardship).

(c)    Prior to the execution of this Agreement, the Subscriber and the Subscriber’s attorney, accountant, purchaser representative and/or tax adviser, if any (collectively, the “Advisers”), have received the Loan Documents and all other documents requested by the Subscriber, have carefully reviewed them and understand the information contained therein. The Subscriber acknowledges that and that no officer, director, broker-dealer, placement agent, finder or other person affiliated with the Corporation has given Subscriber any information or made any representations, oral or written, on which Subscriber has relied upon in deciding to invest in the Securities and make the loan, including without limitation, any information with respect to future operations of the Corporation or the economic returns which may accrue as a result of the purchase of the Securities, or any information with respect to legal, tax, economic and related considerations of an investment in the Securities and making the loan, and the Subscriber has relied on the advice of, or has consulted with, only its own Advisers. The Subscriber acknowledges having been given the opportunity to review all documents material to an investment in the Securities that the Corporation can provide without unreasonable effort or expense.

(d)    The Subscriber and its Advisers, have had an opportunity to ask questions of, and receive answers from, appropriate representatives of the Corporation, including its officers, concerning the Corporation and its business, and the terms and conditions of the Notes Offering, and to obtain such additional information as the Subscriber deems necessary to verify the accuracy and adequacy of the information the Subscriber has obtained and that the Subscriber considers material to its decision to make this investment and make the loan. The Subscriber fully understands that this Offering has not been registered under the

Securities Act of 1933, as amended (the “Securities Act”) in reliance upon exemptions therefrom, and, accordingly, to the extent that the Subscriber is not supplied with information which would have been contained in a registration statement filed under the Securities Act the Subscriber must rely on the Subscriber’s own access to such information.

(e)    THE OPPORTUNITY TO MAKE THE LOAN OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE LOAN DOCUMENTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

(f)    The Subscriber is unaware of, is in no way relying on, and did not become aware of the Notes Offering through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet (including, without limitation, internet “blogs,” bulletin boards, discussion groups and social networking sites) in connection with the Notes Offering and did not become aware of the Notes Offering through or as a result of any seminar or meeting to which the Subscriber was invited by, or any solicitation of a subscription by, a person not previously known to the Subscriber in connection with investments in securities generally.

(g)    The Subscriber affirms that the Subscriber is an “accredited investor” as that term is defined and construed pursuant to Rule 501 under the Securities Act because the Subscriber is one or more of the following (check all that apply):

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A natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of this purchase exceeds $1,000,000 (excluding the value of the Subscriber’s principal residence);

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A natural person who had an individual income in excess of $200,000 in each of the two most recent years (or a joint income with spouse in excess of $300,000 in each of those years) and who reasonably expects to reach the same income level in the current year;

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A trust with total assets in excess of $5,000,000, not formed for the specific purpose of purchasing the Notes, and whose purchase is directed by a sophisticated person (as described in applicable regulations promulgated under the Act);

______	A bank or savings and loan association;

______	A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended;

______	An insurance company;

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An investment company registered under the Investment Company Act of 1940 or a business development company (as defined by said Act), or Small Business Investment Company licensed by the Small Business Administration;

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An employee benefit plan within the meaning of Title I of ERISA and (A) the investment decision has been made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (B) the plan has total assets in excess of $5,000,000, or (C) the Plan is a self directed plan and its investment decisions are made solely by persons who are accredited investors;

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A corporation, Massachusetts or similar business trust, partnership, or organization described in 501(c)(3) of the Internal Revenue Code of 1986, as amended, and not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

______	A director or executive officer of the Corporation;

______	An entity all of the investors in which are “accredited investors.”

(h)    The Subscriber affirms that all information that the Subscriber has provided to the Corporation either directly or indirectly, concerning the Subscriber, the Subscriber’s financial position and the Subscriber’s knowledge of financial and business matters is accurate and complete as of the date of this Agreement.

(i)    The Subscriber fully understands and agrees that the Subscriber must bear the economic risk of the Subscriber’s investment in the Securities for an indefinite period of time because, among other reasons, the Securities have not been registered under the Securities Act, and, therefore, they cannot be sold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act or, in the opinion of counsel acceptable to the Corporation, an exemption from such registration is available.

(j)    The Subscriber understands that no federal or state agency has passed upon the Notes Offering or made any finding or determination as to the fairness of the Notes Offering.

(k)    The Subscriber recognizes that this investment involves a high degree of risk, and the Subscriber has carefully considered whether an investment in the Securities and making the loan is appropriate for the Subscriber. The Subscriber understands that the Securities are a suitable investment only for persons who have substantial financial resources and will have no need for liquidity in their investment.

(l)    If the subscription is being made by a person acting in a representative or fiduciary capacity, such person has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or other entity, has full right and power to perform pursuant to this Agreement. The undersigned, will, upon request of the Corporation, furnish the Corporation a true and correct copy of (1) if the Subscriber is a trust, the trust agreement under which it is organized, (2) if the Subscriber is a Partnership, the partnership agreement under which it is organized, and (3) if the Subscriber is a corporation, the Articles of Incorporation and By-laws and a copy (certified by the secretary or other authorized officer) of appropriate corporate resolutions authorizing the specific investment. If the subscription is being made by a person acting in a representative capacity, the representations and warranties contained in this Agreement, including specifically and without limitation those provided for in paragraph 3(g), shall be deemed to have been made on behalf of the person or persons for whom the undersigned is so purchasing.

(m)    The Corporation has not provided to the Subscriber any projections of operating results, revenues, or profits for use in connection with or reliance upon this Notes Offering. If the Subscriber has seen any such projections, the Subscriber understands and agrees that the Subscriber will not rely upon them for purposes of making the loan because, among other reasons, the timing, sources and amount of funding to be received by the Corporation is currently uncertain and so that any projections based upon the receipt of such funding will be inherently unreliable.

(n)    Subscriber will keep confidential and not disclose any non-public information received in connection with the Notes and/or Notes Offering from the Corporation or any of its affiliates or principals, except that Subscriber may disclose such information (i) with the written consent of Corporation, (ii) to Subscriber's affiliates and legal counsel for Subscriber and its affiliates, (iii) to auditors, accounting firms or accountants of Subscriber and its affiliates as may be required in connection with any audit or other review of the books and records of any such entity, and (iv) to any parties as may be required by law, government regulation or order (including without limitation, any regulation or order of an insurance regulatory agency or body), by subpoena or by any other legal, administrative or legislative process. Subscriber also acknowledges and agrees that Subscriber is prohibited from any buying or selling of the Corporation’s securities on the basis of this material non-public information until after the information either becomes publicly available by the Corporation (such as in a Current Report on Form 8-K or in the Corporation’s 10-Q) or ceases to be material, and in no event for at least thirty (30) days from the date hereof.

(o)    All representations and warranties set forth above or in any other written statement or document delivered by the Subscriber in connection with the subscription shall be true and correct in all respects on and as of the date of this Agreement and as of the date of acceptance, and they shall survive acceptance and the closing and delivery of the Securities.

4.    Indemnification.

(a)    Indemnification by Subscriber for misrepresentations. The Subscriber hereby agrees to indemnify and hold harmless the Corporation and the directors, officers and professional advisors of the Corporation, from and against any and all loss, damage, cost, liability or expense, including reasonable attorney’s fees, due to or arising out of any misrepresentation or breach of any representation, warranty or covenant of the Subscriber at the time of this Agreement, and from any representation or warranty of the Subscriber becoming false or misleading prior to acceptance of the subscription by the Corporation unless the Subscriber shall have given written notice to the Corporation of such change prior to acceptance.

(b)    Indemnification by Subscriber for meritless claims. The Subscriber hereby agrees to indemnify and hold harmless the Corporation and its directors, officers and professional advisors from and against any and all loss, damage, liability, cost and expense, including reasonable attorney’s fees, incurred in connection with defending any claim brought for or on behalf of the Subscriber with respect to investment in the Securities if judgment is rendered by a court of competent jurisdiction in favor of such indemnified party against the Subscriber with respect to the matters referred to above.

(c)    The foregoing indemnifications shall survive any sale or transfer, or attempted sale or transfer, of the Subscriber’s Securities. Notwithstanding the foregoing indemnifications, the Subscriber does not thereby or in any other manner waive any rights granted to the Subscriber under federal, state, or provincial securities laws and regulations.

5.    Broker Fees and Legal Fees. The Corporation and the Subscriber represent and agree that the transactions contemplated by this Agreement have been carried on by the parties directly and without the intervention of any other person in such manner as to give rise to any valid claim against either party for a finder’s fee, brokerage commission or other similar payment.

6.    Notes and Warrant to be Legended. A restrictive legend in substantially the following form will be imprinted on the Notes and Warrants and Common Stock underlying the Warrants and stop transfer orders or other appropriate instructions to such effect will be maintained against the transfer of the Notes or Warrant on the transfer records of the Corporation or its transfer agent:

THIS [NOTE] [WARRANT] HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR “BLUE SKY” LAWS, AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED PURSUANT TO THE PROVISIONS OF SUCH ACT AND BLUE SKY LAWS OR AN EXEMPTION THEREFROM IS AVAILABLE AS ESTABLISHED BY A WRITTEN OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION.

The transfer the Securities will only be effected in accordance with the foregoing legend.

7.    Miscellaneous.

(a)    Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Texas.

(b)    Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their successors, legal representatives and assigns.

(c)    No Assignments. The Subscriber agrees that except as provided herein neither the Subscriber nor the Subscriber’s legal representatives will sell, assign, encumber or transfer, in any manner whatsoever, this Agreement or its rights under this Agreement.

(e)    Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes any prior understandings, oral or written.

(f)    Modification. Any terms of this Agreement may be waived or modified only in writing, signed by the Corporation and holders of a majority in principal amount of all Notes issued by the Corporation in the Notes Offering, which waivers or modifications shall equally modify all Loan Documents entered into in connection with the Notes Offering.

(g)    Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or three (3) days after deposit in the United States Post Office, by registered or certified mail, addressed to a party at its address hereinafter shown below or at such other address as such party may designate by ten (10) days advance written notice to the other party.

(h)    Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one counterpart has been signed by each party and delivered to the other party, it being understood that each of the parties need not sign the same counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has executed this Note and Warrant Subscription Agreement as of the day and year first above written.

CALPIAN, INC.

By :/s/ Harold Montgomery
Harold Montgomery, CEO

IN WITNESS WHEREOF, the undersigned has executed this Note and Warrant Purchase Agreement to lender $600,000.00 to the Corporation on the 30th day of November, 2015.

Subscriber’s (and Joint Subscriber’s) Name(s) and Residence Address (Please Print or Type)

Signature of Subscriber
Print Name:__________________________
Title (if applicable):____________________
Telephone: ________________________

Taxpayer ID/Social Security No. of Subscriber	Mailing address (if Different From Residence)

Signature of Joint Subscriber (if any)

Telephone: ________________________

Purchaser Representative (if any)
Taxpayer ID/Social Security No. of Joint Subscriber

Please indicate manner in which Notes are to be held:

Community Property*	Subchapter S Corporation**
Joint Tenancy*	Partnership**
Tenancy in Common*	Trust
Separate Property	Corporation**
Individual Ownership	Other (Please Indicate) ____
**If other than calendar year, please state fiscal year end: _________________________